Exhibit 99.1

             PERMA-FIX COMMENTS ON OUTLOOK FOR THIRD QUARTER OF 2006

ATLANTA, Oct. 24 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI)(BSE: PESI)(Germany: PES.BE) today announced that it expects to achieve revenue of approximately $21.0 million for the third quarter of fiscal 2006, compared to $22.8 for the same period last year, and a nominal profit for the third quarter 2006 that will be substantially less than the profit reported for the third quarter of 2005.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, "As planned, we shed low-margin contracts within the Industrial segment, as we continue to work toward achieving profitability within that segment. We are continuing to work with the Department of Energy and Department of Defense to have them spread their shipments of waste to our Nuclear Segment more evenly during the year than we have experienced in previous years."

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the Nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The Industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the projection as to revenues and profits for the third quarter 2006, working to achieve profitability of our Industrial Segment and working with the government agencies to more evenly spread their shipments of waste to us. These forward- looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, finalization of our independent auditor's review of our third quarter 2006 results; future economic conditions; industry conditions; competitive pressures and our ability to apply and market our technologies and neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the Forward-Looking Statements discussed in our Form 10-Q for

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the first and second quarters of 2006. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

     Please visit us on the World Wide Web at http://www.perma-fix.com.


SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             10/24/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-770-587-5155; or Herbert Strauss, European Investor Relations, +43 316 296 316, or herbert@eu-ir.com; or David K. Waldman, US Investor Relations, of Crescendo Communications, LLC,
+1-212-671-1020 x101/
    /Web site:  http://www.perma-fix.com/
    (PESI)